                                                                     EXHIBIT 3.1

                               AMENDED AND RESTATED
                           CERTIFICATE OF INCORPORATION
                                        of
                                HCC INDUSTRIES INC.

               HCC INDUSTRIES INC., a Delaware corporation, (hereinafter referred to at the "Corporation") hereby certifies as follows:

               1. The name of the Corporation is HCC INDUSTRIES INC. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 23, 1985 under the name HCC Industries Delaware, Inc.

               2. This Amended and Restated Certificate of Incorporation of HCC INDUSTRIES INC. amends and restates the provisions of the Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on February 14, 1997, and was duly adopted in accordance with
Section 242 and 245 of the General Corporation law of the State of Delaware (the "DGCL") and by written consent of the Stockholders in accordance with Section 228 of the DGCL and the Restated Certificate of Incorporation as heretofore amended.

               3. Effective upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (such time referred to herein as the "Effective Time"), a reclassification of the Corporation's Common Stock, par value $.10 per share (the "Common Stock") shall occur as follows: (i) the 110,484.0644 issued and outstanding shares of the Common Stock evidenced by Certificate Numbers 8304, 8307, 8302, 8308, 8311, 8312, 8309, 8310, 8313, 8316, 8314, 8315 shall be converted, without any action on the part of the holders thereof, into 110,484.0644 shares of Class A Common Stock, par value $.10 per share ("Class A Common Stock") (ii) the 11,393.7543 issued and outstanding shares of Common Stock evidenced by Certificate Numbers 8303 and 8305 shall be converted, without any action on the part of the holder thereof, into 7,077.2627 shares of Class B Common Stock, par value $.10 per share (the "Class B Common Stock") and 4,316.4916 shares of Class C Common Stock, par value $.10 per share (the "Class C

Common Stock") and (iii) the 21,691.18132 issued and outstanding shares of Common Stock evidenced by Certificate Numbers 8301 and 8306 shall be converted, without any action on the part of the holder thereof, into 21,211.5712 shares of Class B Common Stock and 479.6102 shares of Class D Common Stock, par value $.10 per share (the "Class D Common Stock"). From and after the Effective Time, the holders of outstanding certificates which immediately prior to the Effective Time represented shares of Common Stock ("Certificates") shall cease to have any rights with respect to such shares and, until Certificates are surrendered and exchanged in the manner provided for herein, each such Certificate shall, after the Effective Time, be deemed to represent only the right to receive a certificate for a number of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock, as the case may be, equal to the number of shares of Common Stock represented by such Certificate. No holder of a Certificate shall be entitled to receive any dividends or other distributions in respect of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock, as the case may be, into which the shares of Common Stock were converted at the Effective Time until surrender of such holder's Certificate for a certificate or certificates representing shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock, as the case may be, but upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest)(which theretofore became payable to holders who were holders of record of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock, as the case may be, after Effective Time, but which were not paid by reason of the foregoing, with respect to the number of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock, as the case may be, represented by the certificate or certificates issued upon such surrender. From and after the Effective Time, the Corporation shall be entitled to treat any unsurrendered Certificates as evidencing the ownership of the number of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock, as the case may be, into which the shares represented by such Certificates shall have been converted, notwithstanding the failure to surrender such Certificates. Upon the surrender to the

Corporation of all Certificates held by a holder of shares of Common Stock, together with such stock transfer powers and other documents reasonably requested by the Corporation, the holder of such Certificates shall receive therefor a certificate for a number of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock, as the case may be, equal to the number of shares of Common Stock represented by such Certificates.

               The Corporation's Restated Certificate of Incorporation, as heretofore amended, is hereby restated, integrated and amended to read in its entirety as follows:

               FIRST:  The name of the Corporation is HCC INDUSTRIES INC.

               SECOND: The registered office of the Corporation in the State of Delaware is located at: 1013 Centre Road, Wilmington, County of New Castle 19805. The registered agent of the Corporation at that address is Corporation Service Company.

               THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

               FOURTH: The following provisions are inserted regarding the capital stock of the Corporation:

               A.  Authorized Shares.  The total number of shares which the
                   -----------------
Corporation is authorized to issue is 550,000 shares. All 550,000 shares shall be designated Common Stock, par value $.10 per share (the "Common Stock"), of
                                                           ------------
which 110,484.0644 shares shall be initially designated Class A Common Stock (the "Class A Common Stock"), 28,288.8339 shares shall be initially designated
      --------------------
Class B Common Stock (the "Class B Common Stock"), 4,316.4916 shares shall be
                           --------------------
initially designated Class C Common Stock (the "Class C Common Stock") and
                                                --------------------
479.6102 shares shall be initially designated Class D Common Stock (the "Class D
                                                                         -------
Common Stock"). The remaining 406,431 shares of Common Stock shall initially be
------------
undesignated as to class and may be designated as to class in accordance with Section B.7 hereof.

               The terms, limitations and relative rights and preferences of the classes and certain series of Common Stock of the Corporation are as hereinafter set forth.

               B.  Powers, preferences and rights of the Common Stock.  The
                   --------------------------------------------------
powers, preferences and rights of the Class A Common Stock, the Class B Common Stock, the Class C Common Stock and the Class D Common Stock and the qualifications, limitations or restrictions thereof are as follows:

                   1.   Voting.
                        ------
                   (a)  Class A Common Stock.  Each share of Class A Common
                        --------------------
Stock shall entitle the holder thereof to one (1) vote.

                   (b)  Class B Common Stock.  Each share of Class B Common
                        --------------------
Stock shall entitle the holder thereof to one (1) vote.

                   (c)  Class C Common Stock.  The shares of Class C Common
                        --------------------
Stock shall be non-voting shares except to the extent that a class vote is required under the DGCL and except that the consent of the holders of at least a majority of the shares of Class C Common Stock then outstanding shall be necessary to permit, effect or validate (x) the issuance of any series of capital stock of the Corporation, other than the Class A Common Stock, the Class B Common Stock, the Class C Common Stock or the Class D Common Stock, which is on a parity with or senior as to liquidation to the Class C Common Stock; or (y) the repeal, amendment or other change in this First Amended and Restated Certificate of Incorporation in a manner which would increase or decrease the aggregate number of authorized shares of Class C Common Stock, increase or decrease the par value per share of the Class C Common Stock, or alter or change the powers, preferences or rights of the Class C Common Stock in any material respect.

                   (d)  Class D Common Stock.  Each share of Class D Common
                        --------------------
Stock shall entitle the holder thereof to ten (10) votes.

                   2.   Conversion of Shares.
                        --------------------

                   (a)  Conversion of Class B Common Stock
                        ----------------------------------

                   (i) Except as provided in Section B.2(b) of this Article Fourth, upon the transfer of any shares of Class B Common Stock to any holder who is subject to, or whose Affiliates (as defined in Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R.
        225) or any successor to such regulation ("Regulation Y")) are subject
                                                   ------------
        to the limitation of the Bank Holding Company Act of 1956, as amended, or the International Banking Act of 1978, as amended, (together, the "Banking Regulations") (such holder shall be hereinafter referred to as
         -------------------
        a "Regulated Holder"), such Regulated Holder of the Class B Common Stock
           ----------------
        so transferred shall have the right, but not the obligation, to convert such shares of Class B Common Stock to shares of Class C Common Stock on a one share for one share basis by providing written notice to the Corporation (the "Conversion to Non-Voting") and each such conversion
                          ------------------------
        shall be deemed to have been effected as of the close of business on the date on which such notice has been received.

                   (ii) Upon the Conversion to Non-Voting of the shares of Class B Common Stock pursuant to Section B.2 (a)(i) of this Article Fourth, (such number of shares so converted are hereinafter referred to as the "Conversion Number") a number of shares of Class B Common Stock, equal to the lesser of (x) the number of outstanding shares of Class B Common Stock held by persons who are not Regulated Holders or (y) the quotient obtained by dividing the Conversion Number by 9 (nine), shall be converted into shares of Class D Common Stock as described in the following sentences. The holder of the shares subject to the Conversion to Non-Voting shall specify in writing to the Corporation the names (and amounts) of any affiliate of such holder (which designated affiliate is permitted by the Banking Regulations to own such shares of Class D Common Stock) whose shares of Class B Common Stock are to be converted into Class D Common Stock pursuant to this clause (ii) which specification shall be approved by each holder of Class B Common Stock specified therein; provided that if such specification is not made or approved, the shares of Class B Common Stock to be converted into Class D Common Stock pursuant to this Section B.2(a)(ii) shall be allocated among all of the holders of Class B Common Stock, other than to any holder of Class B Common Stock who is a Regulated Holder and would be in violation of the Banking Regulations, pro-rata based on their relative ownership of Class B Common Stock.

                   (b)  Conversion of Class C Common Stock.  In connection with
                        ----------------------------------
the occurrence (or the expected occurrence, as described herein) of any of the following events (each such event shall be hereinafter referred to as a "Conversion Event"):
 ----------------

                   (i) any registered underwritten public offering of common equity securities of the Corporation; or

                   (ii) any sale of securities of the Corporation to a person or group of related persons (such sale being within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) if,
                                                          ------------
        after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any shares of Class C Common Stock being converted and disposed of in connection with such Conversion Event) which possess in the aggregate, the ordinary voting power to elect a majority of the Corporation's directors; or

                   (iii) any sale of securities of the Corporation to a person or group of persons (such sale being within the meaning of the Exchange Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation; or

                   (iv) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group of persons in the aggregate would own or control securities of the Corporation which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that the transaction has been approved by the Board of Directors of the Corporation or a committee thereof and by the holders of a majority of the Common Stock then outstanding (excluding all shares of Class C Common Stock)); or

each holder of shares of Class C Common Stock shall be entitled at any time and from time to time to convert into an equal number of shares of Class A Common Stock any of such holder's Class C Common Stock which are being (or are expected to be) distributed, disposed of or sold in connection with such Conversion Event. Each holder of shares of Class C Common Stock shall be entitled to convert its shares of Class C Common Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event shall be consummated. A written request for conversion from any holder of Class C Common Stock to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be a conclusive determination thereof and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation shall not cancel the shares of Class C Common Stock so converted before the tenth day following such Conversion Event and shall reserve such shares until such tenth day for possible reissuance. If any shares of Class C Common Stock are converted into shares of Class A Common Stock in connection with a Conversion Event and such shares of Class A Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Class A Common Stock shall be promptly converted back into the same number of shares of Class C Common Stock. To the extent that the percentage of Class A Common Stock or Class B Common Stock held by a Regulated Holder is reduced solely as a result of the issuance of additional capital stock of the Corporation, any shares of Class C Capital Stock held by such Regulated Holder after giving effect to such issuance may be converted into shares of Class A Common Stock or Class B Common Stock, on a one share for one share basis, provided that the resulting percentage of Class A Common Stock or Class B Common Stock, respectively, held by such Regulated

Holder after such issuance and conversion does not exceed the percentage of Class A Common Stock or Class B Common Stock, respectively, held by such Regulated Holder prior to such issuance and conversion. In addition, if, due to a change of law or regulation, a holder of Class C Common Stock is no longer deemed to be a Regulated Holder, any shares of Class C Common Stock held by such holder may be converted into shares of Class A Common Stock or Class B Common Stock on a one share for one share basis.

                   (c)  Conversion of Class D Common Stock.  One-ninth of an
                        ----------------------------------
outstanding share of Class D Common Stock shall automatically, without any further act or deed on the part of the Corporation or any other person, be converted into one-ninth of a share of Class A Common Stock or Class B Common Stock respectively, on a one share for one share basis, immediately upon, and concurrently with, the conversion of each share of Class C Common Stock into a share of Class A Common Stock, pursuant to Section B.2(b) of this Article Fourth or in accordance with the last sentence thereof, into Class A Common Stock or Class B Common Stock, as the case may be. If, however, any shares of fraction of a share of Class A Common Stock are converted back into the same number of shares or fraction of a share of Class C Stock because such shares or fraction of a share of Class A Common Stock were not actually distributed, disposed of or sold pursuant to a Conversion Event as provided in Section B.2(b) of this Article Fourth, then any shares or fraction of a share of Class D Common Stock which converted into shares or fraction of a share of Class A Common Stock pursuant to this Section B.2(c) shall be promptly converted back into the same number of shares or fraction of a share of Class D Common Stock. Unless otherwise specified in a writing delivered by the holder of the shares or fraction of a share of Class C Common Stock being converted pursuant to Section B.2(b) of this Article Fourth, the number of shares or fraction of a share of Class D Common Stock of each holder of Class D Common Stock which shall be converted into a share or fraction of a share of Class A Common Stock or Class B Common Stock pursuant to this Section B.2(c) shall be determined by multiplying the aggregate number of shares or fractions of a share of Class D Common Stock to be converted pursuant to this Section B.2(c) times a fraction, the numerator of which is the number of shares of Class D Common Stock held by such holder, and the denominator of which is the total number of shares of Class D Common Stock outstanding. In addition, shares of Class D Common Stock may be converted into shares of Class A Common Stock, at the option of the holder thereof, at any time or from time to time, on a one share for one share basis.

                   (d)  Conversion of Class B Common Stock.  Shares of Class B
                        ----------------------------------
Common Stock may be converted into shares of Class A Common Stock, at the option of the holder thereof, at any time or from time to time, on a one share for one share basis.

                   (e)  Conversion Procedure Issuance of Certificates.
                        ---------------------------------------------

                   (i) Unless otherwise provided for in connection with a Conversion Event, each conversion of shares of Class C Common Stock into shares of Class A Common Stock or Class B Common Stock pursuant to Section B.2(b) and each conversion of Class B Common Stock into shares of Class A Common Stock pursuant to B.2(d) shall be effected by the surrender of the certificates representing the shares to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Class C Common Stock and Class B Common Stock) at any time during normal business hours, together with a written notice by the holder of such shares of Class C Common Stock or Class B Common Stock stating that such holder desires to convert such shares. Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for such shares of Class A Common Stock or Class B Common Stock are to be issued and shall include instructions for reasonable delivery thereof. Each conversion of Class B Common Stock to Class A Common Stock and, unless otherwise provided for in connection with a Conversion Event, each conversion of Class C Common Stock to Class A Common Stock or Class B Common Stock shall be deemed to have been effected as of the close of business on the date on which such certificates representing such Class B Common Stock or Class C Common Stock have been surrendered and such notice has been received. At such time, the rights of the holder of the surrendered shares of Class B Common Stock or Class C Common Stock as such holder shall cease, and the person in whose name the certificates for the shares of Class A Common Stock or Class B Common Stock will be issued upon such conversion shall be deemed to have become the holder of record of the shares of Class A Common Stock or Class B Common Stock represented thereby. Promptly after the surrender of the certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions, the certificates for the shares of Class A Common Stock or Class B Common Stock issuable upon such conversion, and certificates representing any surrendered shares of Class B Common Stock or Class C Common Stock which were delivered to the Corporation in connection with such conversion but which were not requested to be converted and, therefore, were not converted.

                   (ii) Each conversion of shares of Class B Common Stock into shares of Class C Common Stock or Class D Common Stock pursuant to Section B.2(a) of this Article Fourth shall be effected by the surrender of the certificates representing the shares of Class B Common Stock to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Class B Common Stock) at any time during normal business hours, together, in the case of the conversion of Class B Common Stock into Class C Common Stock pursuant to Section B.2(a)(i), with a written notice by the holder of such shares of Class B Common Stock stating that such holder desires to convert such shares; provided, that the conversion of shares of Common Stock from one
                --------
        class to another pursuant to Section B.2(a) of this Article Fourth shall be deemed effective as provided in Section B.2(a)(i) of this Article Fourth whether or not the certificates representing such shares indicate the proper class designation.

                   (iii) Each holder of any shares of Class D Common Stock which are automatically converted into shares of Class A Common Stock pursuant to Section B.2(c) of this Article Fourth shall tender certificates representing such shares to the Corporation promptly for reissuance with the post-conversion class designation; provided, that the conversion of Class D Common Stock into Class A
        --------
        Common Stock pursuant to Section B.2(c) of this Article Fourth shall occur automatically and be effective whether or not the certificates representing such shares indicate the proper class designation.

                   (iv) The issuance of certificates for any class of Common Stock upon conversion from any other class of Common Stock shall be made without charge to the holders of such Common Stock for any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon the conversion. The holder, however, shall pay to the Corporation the amount of any tax which is due (or shall establish to the satisfaction of the Corporation the payment thereof or that no such payment is due) if the shares are to be issued in the name other than the name of such holder.

                   (v) The Corporation shall reserve and at all times shall have reserved out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of any shares of Common Stock in accordance with this Section B.2, such number of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock respectively, as may be issuable upon such conversion. All shares of Common Stock issuable upon any conversion pursuant to this Section B.2 shall, when issued, constitute duly and validly issued, fully paid and nonassessable shares of Common Stock. The Corporation shall use its reasonable best effort to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock of the relevant class may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance).

                   (vi) The Corporation shall not close its books against the transfer of Common Stock in any manner which would interfere with the timely conversion of any Common Stock pursuant to this Section

        B.2. The Corporation shall assist and cooperate with any holder of shares of Common Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Common Stock hereunder (including, without limitation, making any filings required to be made by the Corporation).

                   3.  Dividends.  Subject to the rights of the holders of any
                       ---------
other class or series of stock having a preference as to dividends over the Common Stock then outstanding, the holders of Common Stock will be entitled to receive, to the extent permitted by law, and to share equally and ratably, share for share, such dividends as may be declared from time to time by the Board of Directors. No dividends shall be paid on the Class A Common Stock, the Class B Common Stock, the Class C Common Stock or the Class D Common Stock, whether in cash, property or shares of stock of the Corporation, unless the same dividend shall be payable on each share of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock; provided that if dividends so
                                               --------
declared are payable in shares of Common Stock, dividends will be declared which are payable at the same rate on all series of Common Stock, and the dividends on the Class A Common Stock will be paid in Class A Common Stock, the dividends on the Class B Common Stock will be paid in Class B Common Stock, the Dividends on the Class C Common Stock will be paid in Class C Common Stock, and the Dividends on the Class D Common Stock will be paid in Class D Common Stock.

                   4.  Other Powers, Preferences and Rights.
                       ------------------------------------

                   (a) Except as otherwise required by law or expressly provided for in this First Amended and Restated Certificate of Incorporation, the powers, preferences and rights of the Class A Common Stock, the Class B Common Stock, the Class C Common Stock, and the Class D Common Stock and the qualifications, limitations or restrictions thereof, shall in all respects be identical.

                   5.  Stock Adjustments.  The Corporation shall not be a party
                       -----------------
to or effect any merger, consolidation, reorganization, reclassification or recapitalization pursuant to which any Regulated Holder would be required to receive, or which would result in such Regulated

Holder owning or controlling any of the following if, and to the extent, it would constitute a violation of the Banking Regulations: (a) any voting securities which would cause such holder to hold more than 4.999% (or 24.999% in the case of Windward/Merchant, L.P. either alone or in the aggregate with Windward/Merban, L.P.) of the outstanding shares of any Class of voting securities, (b) any securities convertible into voting securities which if such conversion took place would cause such holder to hold more than 4.999% (or 24.999% in the case of Windward/Merchant, L.P.) of the outstanding shares of any Class of voting securities other than securities which are specifically provided to be convertible only in the event that such conversion may occur without any violation of Regulation Y or (c) with Windward/Merchant, L.P., Windward/Merban, L.P. in the aggregate more than 24.999% of the total outstanding shares of Common Stock. The term "Class" shall have the meaning determined by reference to Regulation Y and all authoritative interpretations of Regulation Y. In the event of any merger, consolidation, reorganization, reclassification or recapitalization, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the Class A Common Stock, Class B Common Stock, Class C Common stock and Class D Common Stock that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock, respectively. In case securities or property other than Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section B.5 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property. Subject to the foregoing, the Corporation will not be a party to or effect any merger, consolidation, reorganization, reclassification or recapitalization pursuant to which the holders of any class of Common Stock or any Regulated Holder of shares of any class of Common Stock is treated adversely relative to the other holders of Common Stock.

                   6.  Liquidation.  In the event of any liquidation,
                       -----------
dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock shall be entitled to share ratably according to the number of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common stock held by them in the remaining assets of the Corporation available for distribution to its stockholders.

                   7.  Designation of Additional Shares of Class A Common
                       --------------------------------------------------
Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock. (a)
--------------------------------------------------------------------------
The Board of Directors of the Corporation is expressly authorized at any time, and from time to time, to provide for the issuance of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock, at any time, and from time to time, from shares of Common Stock not previously designated as to class as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors.

                   (b) Each share of Common Stock issued by the Corporation, if reacquired by the Corporation (whether by repurchase or other means, including conversion by the holder thereof), shall, except to the extent prohibited by the DGCL, upon such reacquisition resume the status of authorized and unissued shares of Common Stock, undesignated as to class and available for designation and issuance by the Corporation in accordance with paragraph (a) of this Section B.7.

               FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

               A.  Management of Corporation.  The business and affairs of the
                   -------------------------
Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this First Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders;

provided that no By-Laws hereafter adopted by the stockholders shall
--------
invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

               B.  Number and Election of Directors.  The number of directors of
                   --------------------------------
the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

               C.  Special Voting Requirements of Board of Directors and
                   -----------------------------------------------------
Committee of the Board of Directors.  In addition to any requirement under the
-----------------------------------
DGCL, except as specifically provided for in the Stockholders Agreement, dated as of February 14, 1997 (the "Stockholders Agreement"), among the Company, Windward Capital Associates, L.P. ("Windward"), Windward/Park HCC, L.L.C., Windward/Merchant, L.P., Windward/Merban, L.P., the members of the Company's management set forth therein and such other persons or entities who or which become parties to such Stockholders Agreement pursuant to the terms thereof, the approval of the members of the Board of Directors (or any committee of the Board of Directors) that are Windward Nominees (as such term is defined in the Stockholders Agreement) acting by majority vote (or by written consent) is required in order for the Board of Directors (or any committee of the Board of Directors) to take any action or for the Company to take any action for which Board of Directors approval is required. Any committee of the Board of Directors shall include at least one Windward Nominee.

               D.  Amendment, etc. of this First Amended and Restated
                   --------------------------------------------------
Certificate of Incorporation.  Except as provided herein, the Corporation
----------------------------
reserves the right to amend, alter, change or repeal any provision contained in this First Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

               E.  Amendment of By-Laws, etc.  Except as provided herein, the
                   -------------------------
Board of Directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

               F.  Action by Written Consent.  Any action required or permitted
                   -------------------------
to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation; provided that the
                                                           --------
stockholders of the Corporation may take action by written consent in lieu of a meeting to the extent that any such written consent (a) is signed by Windward or its Permitted Transferees (as defined in the Stockholders Agreement) (but only if such signing party is at such time a stockholder of the Corporation entitled to vote on such matter) and (b) is otherwise permitted pursuant to the provisions of the DGCL.

               G.  Meetings of Stockholders; Books of the Corporation.  Meetings
                   --------------------------------------------------
of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

               SIXTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of the foregoing provision of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification. The provisions of this Article SIXTH shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability as a director that has not been eliminated by the provisions of this Article SIXTH.

               IN WITNESS WHEREOF, this First Amended and Restated Certificate of Incorporation is executed this ___ day of March, 1997.


                                            HCC INDUSTRIES INC.


                                            By:____________________________
                                            Name:  Andrew Goldfarb
                                            Title: Chief Executive Officer